UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 23, 2011

Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 Eighth Avenue
New York, New York 10011

(Address of principal executive offices, including zip code)
(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On July 23, 2011, the Compensation Committee of the Board of Directors of WebMD Health Corp. granted to each of William Pence, its Executive Vice President & Chief Technology Officer, and Steven Zatz, M.D., its Executive Vice President — Professional Services:
•	75,000 non-qualified options to purchase shares of WebMD Common Stock at an exercise price of $36.62 (the closing price of WebMD Common Stock on June 22, 2011); and

•	12,000 shares of restricted WebMD Common Stock.
The grants were made under WebMD’s Amended and Restated 2005 Long-Term Incentive Plan (which we refer to as the 2005 Plan). Both the option grants and the restricted stock grants are scheduled to vest over a four year period, with 25% scheduled to vest on each of the first, second, third and fourth anniversaries of the date of grant. The options are scheduled to expire on the tenth anniversary of the date of grant.
     Mr. Pence and Dr. Zatz also each entered into letter amendments to their existing employment agreements with WebMD. Under each of those letter amendments, if the executive is terminated “without cause” or resigns for “good reason” (as those terms are defined in the respective employment agreements) within 12 months after a “Change of Control” (as defined in the 2005 Plan) of WebMD, the stock options granted by WebMD to him described above and other stock options previously granted to him would remain outstanding and continue to vest during the one year period following such termination. The letter amendment with Dr. Zatz also amended his employment agreement to provide that, in the event he is terminated “without cause” or resigns for “good reason” after a Change of Control, he would be entitled to continue to receive his base salary for one year from the date of termination, to receive any unpaid bonus for the year preceding the year in which the termination occurs, and to receive the employer portion of COBRA premiums until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan.
     To the extent required by Item 5.02 of Form 8-K, the following are incorporated by reference into this Current Report pursuant to General Instruction B.3 of Form 8-K:
•	the descriptions of the employment agreements between Mr. Pence and Dr. Zatz and WebMD contained in Item 11 of WebMD’s Annual Report on Form 10-K for the year ended December 31, 2010 under the heading “Executive Compensation — Employment Agreements with Named Executive Officers” and

•	the description of the 2005 Plan contained in the Proxy Statement filed by WebMD on September 17, 2010 under the heading “Proposal 2 — Amendment to the Amended and Restated 2005 Long-Term Incentive Plan — Summary of the WebMD 2005 Plan.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.
Dated: July 28, 2011	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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